EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference on Form S-8 (File No. 333-129097) and to the inclusion in this Form 8-K/A of our reports dated June 3, 2005 and April 10, 2003 relating to the consolidated financial statements of Cornwall Group, Inc. and Subsidiaries for the years ended December 31, 2004, 2003, 2002 and 2001.

Fort Lauderdale, Florida

December 28, 2005

Rachlin Cohen & Holtz LLP

450 East Las Olas Boulevard • Suite 950 • Fort Lauderdale, Florida 33301• Phone 954.5251040 • Fax 954 525 2004 • www.rachlin.com

An Independent Member of Baker Tilly International

MIAMI   •   FORT   LAUDERDALE   •   WEST   PALM   BEACH   •   STUART